                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934





                         Date of Report: March 11, 2003
                          ----------------------------
                        (Date of earliest event reported)





              TOYOTA AUTO FINANCE RECEIVABLES LLC ON BEHALF OF THE
                   TOYOTA AUTO RECEIVABLES 2003-A OWNER TRUST
         --------------------------------------------------------------

             (Exact name of registrant as specified in its charter)



       DELAWARE                     333-103406                      95-4836519
(State or Other Jurisdiction  (Commission File Number)  (I.R.S. Employer Identification No.)
         of Incorporation)







                      19300 Gramercy Place, North Building
                           Torrance, California 90509

                          ----------------------------
                    (Address of principal executive offices)



       Registrant's telephone number, including area code: (310) 468-7333

ITEM 5. OTHER EVENTS

     Attached as Exhibit 99.1 to this Current Report is a Term Sheet circulated by Banc One Capital Markets, Inc., Deutsche Bank Securities Inc., Guzman & Company, Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Salomon Smith Barney Inc. and The Williams Capital Group, L.P., in connection with the Registrant's offering of the Class A-2 Notes, the Class A-3A Notes, the Class A-3B Notes and the Class A-4 Notes (collectively, the "Offered Notes"). The Offered Notes will be offered pursuant to a Prospectus and related Prospectus Supplement (together, the "Prospectus") which will be filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"). The offering of the Offered Notes has been registered pursuant to the Act under the Registrant's Registration Statement on Form S-3 (No. 333-103406) (the "Registration Statement"). This Term Sheet will be incorporated by reference in the Registration Statement.

     Any statement or information contained in the Term Sheet may be modified or superseded by subsequent similar materials or by statements or information contained in the Prospectus.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)  Not applicable.

         (b)  Not applicable.

         (c)  Exhibit

                  Exhibit 99.1      Term Sheet.

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the Registrant by the undersigned thereunto duly authorized.

                                             TOYOTA AUTO FINANCE RECEIVABLES LLC


                                             By:  /s/ Lloyd Mistele
                                                  ----------------------
                                                  Name:  Lloyd Mistele
                                                  Title: President



Date:  March 11, 2003

                                  EXHIBIT INDEX


Item 601(a) of Regulation S-K

Exhibit No.                  Description
-----------                  -----------

99.1                         Term Sheet

                               SUBJECT TO REVISION
                     SERIES TERM SHEET, DATED MARCH 11, 2003

                                 $1,070,000,000

                   TOYOTA AUTO RECEIVABLES 2003-A OWNER TRUST

                      TOYOTA AUTO FINANCE RECEIVABLES LLC,
                                     SELLER

                        TOYOTA MOTOR CREDIT CORPORATION,
                                    SERVICER


               $375,000,000 [____%] ASSET BACKED NOTES, CLASS A-2
            $244,500,000 FLOATING RATE ASSET BACKED NOTES, CLASS A-3A
               $244,500,000 [____%] ASSET BACKED NOTES, CLASS A-3B
               $206,000,000 [____%] ASSET BACKED NOTES, CLASS A-4

The trust will issue the following notes:

------------------------------------------------------------------------------------------------------------------------------------
                         INITIAL PRINCIPAL                                                 FIRST INTEREST     FINAL SCHEDULED
                               AMOUNT             INTEREST RATE       ACCRUAL METHOD(3)     PAYMENT DATE        PAYMENT DATE
                         ------------------  ----------------------- ------------------- ------------------- --------------------
Class A-1 Notes(1).....    $432,500,000          [_______] %              Actual/360       April 15, 2003      March 15, 2004
Class A-2 Notes........    $375,000,000          [_______] %                30/360         April 15, 2003      August 15, 2005
Class A-3A Notes(2)....    $244,500,000       1-mo LIBOR + [___] %        Actual/360       April 15, 2003      March 15, 2007
Class A-3B Notes.......    $244,500,000          [_______] %                30/360         April 15, 2003      March 15, 2007
Class A-4 Notes........    $206,000,000          [_______] %                30/360         April 15, 2003      March 15, 2010


(1)  The Class A-1 Notes will not be offered to third party investors at this time. This term sheet is not an offer to sell or the solicitation of an offer to buy the Class A-1 Notes.

(2)  The interest rate on this class of notes will be adjusted on a monthly basis to one-month LIBOR plus the applicable spread.
     The trust and Toyota Motor Credit Corporation will enter into an interest rate swap agreement to convert some of the fixed rate interest yield on the receivables owned by the trust to a floating rate consistent with the interest accrual on the
     Class A-3A Notes.

(3)  Interest generally will accrue on the Class A-1 and Class A-3A Notes from payment date to payment date, and on the Class A-2,
     Class A-3B and Class A-4 Notes from the 15th day of each month to the 15th day of the succeeding month.
------------------------------------------------------------------------------------------------------------------------------------

     The notes are asset backed securities issued by the trust. The notes are not obligations of Toyota Motor Credit Corporation, Toyota Auto Finance Receivables LLC, Toyota Motor Sales, U.S.A., Inc., Toyota Financial Services Corporation, Toyota Financial Services Americas Corporation, or any of their respective affiliates. Neither the notes nor the receivables are insured or guaranteed by any governmental agency.

     This term sheet contains structural and collateral information about the notes, but does not contain complete information about the offering of the notes. The information contained in this term sheet is preliminary, limited in nature, and may be changed. The information contained in this term sheet will be superseded by information contained in the final prospectus supplement and prospectus relating to the offering of the notes. Sales of notes may not be completed unless the purchaser has received both the prospectus supplement and the prospectus. If any statements in this term sheet conflict with statements in the prospectus supplement or prospectus, the statements in the prospectus supplement and prospectus will control. This term sheet is not an offer to sell or the solicitation of an offer to buy the notes. If the offer, solicitation or sale of the notes in any jurisdiction would be unlawful before the notes are registered or qualified under the securities laws of that jurisdiction, then this term sheet cannot be used to offer or sell the notes in that jurisdiction.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE NOTES OR DETERMINED THAT THIS TERM SHEET IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            JOINT GLOBAL COORDINATORS

DEUTSCHE BANK SECURITIES                                    SALOMON SMITH BARNEY

                                   CO-MANAGERS
  BANC ONE CAPITAL MARKETS, INC.
       GUZMAN & COMPANY
              LEHMAN BROTHERS
                      MERRILL LYNCH & CO.
                                MORGAN STANLEY
                                        THE WILLIAMS CAPITAL GROUP, L.P.

                                SUMMARY OF TERMS

     The following information highlights selected information that will be contained in and described in greater detail in the final prospectus supplement and prospectus and provides a general overview of the terms of the notes. The information contained in this term sheet is preliminary, limited in nature, and may be changed. The information contained in this term sheet will be superseded by information contained in the final prospectus supplement and prospectus relating to the offering of the notes. To understand all of the terms of the offering of the notes, you should read carefully the prospectus supplement and the prospectus. Both documents contain information you should consider when making your investment decision.

ISSUER

     Toyota Auto Receivables 2003-A Owner Trust.

SELLER

     Toyota Auto Finance Receivables LLC ("TAFR LLC").

SERVICER

     Toyota Motor Credit Corporation ("TMCC").

INDENTURE TRUSTEE

     The Bank of New York.

OWNER TRUSTEE

     U.S. Bank Trust National Association.

CLOSING DATE

     On or about March 27, 2003.

CUTOFF DATE

     March 1, 2003.

THE NOTES

     Class A-1 [___]% Asset Backed Notes in the aggregate initial principal amount of $432,500,000.

     The Class A-1 Notes will not be offered to third party investors at this time. This term sheet is not an offer to sell or the solicitation of an offer to buy the Class A-1 Notes.

     Class A-2 [___]% Asset Backed Notes in the aggregate initial principal amount of $375,000,000.

     Class A-3A Floating Rate Asset Backed Notes in the aggregate initial principal amount of $244,500,000.

     Class A-3B [___]% Asset Backed Notes in the aggregate initial principal amount of $244,500,000.

     Class A-4 [___]% Asset Backed Notes in the aggregate initial principal amount of $206,000,000.

THE SUBORDINATED SELLER'S INTEREST

     The trust will also issue to TAFR LLC, as the seller, in certificated form, a fractional undivided interest in the trust that includes the right to payment on each payment date to the extent specified in this term sheet of certain available amounts in excess of those necessary to make payments on the notes, fund the reserve account or pay amounts due to the holder of the revolving liquidity note.

     This fractional undivided interest will be deemed to have a principal balance of $46,570,312 as of the closing date, that will be reduced by the amounts distributed to TAFR LLC in respect thereof as described below under "E. Payment Priorities--5. Principal Amount of Subordinated Seller's Interest". This fractional undivided interest will not bear interest and is not offered by this term sheet.

THE RECEIVABLES

     On the closing date the trust will purchase a pool of new and used automobile and light duty truck retail installment sales contracts originated by Toyota and Lexus dealers having an aggregate principal balance of approximately $1,549,070,312 as of the cutoff date. These contracts are referred to as the "receivables." The receivables were sold by the dealers to TMCC and will be resold by TMCC to TAFR LLC, who will sell them to the trust. Additional information about the receivables follows this summary section.

TERMS OF THE SECURITIES

A.   PAYMENT DATES

     The fifteenth day of each month or, if the fifteenth day of the month is not a business day, the next business day, commencing April 15, 2003.

B.   COLLECTION PERIODS

     The calendar month preceding the related payment date, except that with respect to the first payment date the collection period will be the period from the cutoff date to the last day of the calendar month preceding such payment date.

C.   INTEREST RATES

     The Class A-1, Class A-2, Class A-3B and Class A-4 Notes will bear interest for each interest accrual period at the fixed annual interest rates to be specified on the cover of the final prospectus supplement.

     The Class A-3A Notes will bear interest for each interest accrual period at one-month LIBOR plus the applicable margin to be specified on the first page of the final prospectus supplement.

     The fractional undivided interest in the trust retained by TAFR LLC will not bear interest.

D.   INTEREST ACCRUAL

     The Class A-1 and Class A-3A Notes will accrue interest on an actual/360 basis from (and including) a payment date to (but excluding) the next payment date, except that the first interest accrual period will be from (and including) the closing date to (but excluding) April 15, 2003. The Class A-3A Notes will continue to accrue interest at their floating rate even if the swap is terminated.

     The Class A-2, Class A-3B and Class A-4 Notes will accrue interest on a 30/360 basis from (and including) the 15th day of each calendar month to (but excluding) the 15th day of the succeeding calendar month, except that the first interest accrual period will be from (and including) the closing date to (but excluding) April 15, 2003.

E.   PAYMENT PRIORITIES

     In general, noteholders are entitled to receive payments of interest and principal from the trust only to the extent that net collections on the receivables, after giving effect to any net swap payments to or by the trust (including any swap termination payment), advances and reimbursements of advances by the servicer, and any amounts drawn under the revolving liquidity note or, if applicable, amounts withdrawn from the reserve account, are sufficient to make the payments described below in the order of priority described below.

     On each payment date, the trust will make payments from net collections on the receivables received during the related collection period and, if necessary, from amounts drawn down under the revolving liquidity note (or, if applicable, withdrawn from the reserve account).

     Advances made by the servicer and any swap payments from the swap counterparty to the trust (including any swap termination payment) will be included in collections, and reimbursements of servicer advances and any net swap payments to the swap counterparty by the trust (including any swap termination payment) will be deducted from collections before any payments are made. The trust will make payments in the following order of priority:

         1.    Servicing Fee--The servicing fee payable to the servicer;

         2. Class A Note Interest--Accrued and unpaid interest on the Class A-1, Class A-2, Class A-3A, Class A-3B and Class A-4 Notes, together with any amounts that were to be paid pursuant to this clause 2 on any prior payment date but were not paid because sufficient funds were not available to make such payment (with interest accrued on such unpaid amounts at the related Note interest rate);

         3. Class A Note Principal--(i) To the Class A-1 Notes until the principal amount thereof is reduced to zero, an amount equal to the excess, if any, of (x) the principal balance of the receivables as of the end of the collection period preceding the related collection period (or, in the case of the first collection period, as of the cutoff date) over (y) the principal balance of the receivables as of the end of the related collection period, together with any amounts that were to be paid pursuant to this clause 3(i) on any prior payment date but were not paid because sufficient funds were not available to make such payment (the "principal distribution amount");

               (ii) after the principal amount of the Class A-1 Notes is reduced to zero, to the Class A-2 Notes until the principal amount of the Class A-2 Notes is reduced to zero, then to the Class A-3A Notes and the Class A-3B Notes pro rata until the principal amount of the Class A-3A Notes and the Class A-3B Notes is reduced to zero, and then to the Class A-4 Notes until the principal amount of the Class A-4 Notes is reduced to zero, either (x) an amount sufficient to reduce the aggregate outstanding principal amount of Class A Notes to an amount equal to the product of the noteholders' percentage and the outstanding principal balance of the receivables as of the last day of the related collection period or (y) if delinquencies or chargeoffs exceed specified levels, or if there is an event of default under the Indenture (including any termination of the swap agreement) that results in acceleration of the notes, all remaining amounts up to the principal distribution amount, the "noteholders' percentage" for any payment date being the percentage equivalent of a fraction, the numerator of which is the aggregate of the principal balances of the Class A-2, Class A-3A, Class A-3B and Class A-4 Notes as of the closing date, and the denominator of which is the aggregate of such principal balances plus the principal amount of the subordinated seller's interest as of the closing date, except that following (a) the cessation of delinquencies or chargeoffs exceeding specified levels or (b) the rescission of an acceleration of the notes after an event of default, the noteholders' percentage for subsequent payment dates is the lesser of (x) the percentage equivalent of a fraction the numerator of which is the aggregate of the outstanding principal balances of the Class A-2, Class A-3A, Class A-3B and Class A-4 Notes as of such payment date (prior to making any distributions on such payment date) and the denominator of which is the outstanding principal balance of the receivables as of the end of the previous collection period and (y) the noteholders' percentage for the previous payment date; and

               (iii) if there is an event of default under the indenture (including any termination of the swap agreement) that results in acceleration of the notes and unless and until such acceleration has been rescinded, all remaining amounts will be distributed to all outstanding Class A Notes on a pro rata basis until their respective principal amounts have been reduced to zero;

         4. Reserve Account Deposit and/or Revolving Liquidity Note Repayment--To the extent the reserve account is required to be funded and amounts then on deposit therein are less than the specified reserve account balance described below under "H. Revolving Liquidity Note and Reserve Account", to the reserve account until the amount on deposit therein equals such specified reserve account balance, and thereafter, if amounts have been drawn under the revolving liquidity note as described below under "H. Revolving Liquidity Note and Reserve Account", to Toyota Motor Credit Corporation in repayment of such amounts, and then in respect of any accrued and unpaid interest on amounts so drawn;

         5. Principal Amount of Subordinated Seller's Interest--On any payment date on and after the payment date on which the principal amount of the Class A-1 Notes has been reduced to zero (but not on any payment date that occurs during the period when delinquencies or chargeoffs exceed specified levels or following an event of default under the indenture that results in the acceleration of the notes unless and until such acceleration has been rescinded), an amount sufficient to reduce the outstanding principal amount of the subordinated seller's interest to an amount equal to the product of the subordinated seller's interest percentage and the outstanding principal balance of the receivables as of the last day of the related collection period (for such purposes, the "subordinated seller's interest percentage" for any payment date is 100% minus the noteholders' percentage for such payment date); and

         6. Excess Amounts--Any remaining amounts will be distributed to TAFR LLC in respect of its fractional undivided interest in the trust without further reduction of the principal amount of the subordinated seller's interest.

     To the extent there is an event of default under the Indenture (including any termination of the swap agreement) that results in acceleration of the notes, the "Payment Priorities" above will be revised so that principal for all outstanding Class A Notes will be paid on a pro rata basis, rather than sequentially.

     Under those circumstances, the amounts available to make payments to any class of Class A Notes may be reduced based on (i) the sufficiency of proceeds from the liquidation of the assets of the trust and (ii) any obligation of the trust to make a swap termination payment to the swap counterparty, which obligation will be senior in priority to all distributions to holders of the Class A Notes.

F.   SUBORDINATION

     As long as any Class A Notes remain outstanding, on each payment date (i) all deposits into the reserve account will be subordinated to payments of interest on and principal of the Class A Notes, (ii) repayment of amounts drawn under the revolving liquidity note (and interest accrued thereon) will be subordinated to payments of interest on and principal of the Class A Notes and any required deposits into the reserve account, (iii) repayment of interest accrued on amounts drawn under the revolving liquidity note will be subordinated to payments of interest on and principal of the Class A Notes, any required deposits into the reserve account and repayment of amounts drawn under the revolving liquidity note and (iv) payments in respect of the fractional undivided interest in the trust issued to TAFR LLC will be subordinated to payments of interest on and principal of the Class A Notes, any required deposits into the reserve account and repayment of amounts drawn under the revolving liquidity note (and interest accrued thereon).

G.   SWAP AGREEMENT

     The trust will enter into a swap agreement with Toyota Motor Credit Corporation, as swap counterparty. Under the swap agreement, on each payment date the trust will be obligated to pay to the swap counterparty an amount equal to interest accrued on a notional amount equal to the principal balance of the Class A-3A Notes at a notional fixed rate of [__]%, and the swap counterparty will be obligated to pay to the trust interest accrued on the Class A-3A Notes at their floating rate. Payments will be made on a net basis between the trust and the swap counterparty.

     Certain events that are not entirely within the control of the trust or the swap counterparty may, and any event of default under the indenture that results in the acceleration of the notes will, cause the termination of the swap agreement. Upon a termination of the swap agreement, the principal of the Class A Notes will be immediately due and payable and the indenture trustee will be obligated to liquidate the assets of the trust. Certain events that would cause termination of the swap agreement would also cause the trust to be obligated to make a swap termination payment to the swap counterparty (the amount of which the trust cannot estimate at the date hereof, but which may be significant). Any swap termination payment owed to the swap counterparty would reduce the amounts available to be paid to all noteholders following any termination and liquidation. In this event, holders of the Class A Notes may suffer a loss.

     Toyota Motor Credit Corporation's long term debt ratings are Aa1 and AAA by Moody's Investors Service ("Moody's") and Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"), respectively, and its short term debt ratings are P-1 and A-1+ by Moody's and S&P, respectively. In the event the long term debt ratings of the swap counterparty are reduced below Aa3 by Moody's or AA- by S&P, or the short-term ratings are reduced below P-1 by Moody's or A-1 by S&P (or, in either case, such lower ratings as may be permitted by Moody's and S&P), the swap counterparty may assign the swap agreement to another party, obtain a replacement swap agreement on substantially the same terms as the swap agreement, or collateralize its obligations under the swap agreement. However, the swap counterparty shall have no obligation to assign the swap agreement, obtain a replacement swap agreement or collateralize its obligations under the swap agreement in the event of a ratings downgrade, and neither the trust nor noteholders will have any remedy against the swap counterparty with respect to these events.

H.   REVOLVING LIQUIDITY NOTE AND RESERVE ACCOUNT

     On the closing date, the trust will issue a revolving liquidity note to be held by Toyota Motor Credit Corporation. On or before each payment date, the indenture trustee will be entitled to make draw requests that are to be funded by Toyota Motor Credit Corporation in order to enable the trust to fund shortfalls in payments of principal or interest due on the Notes on the related payment date to the extent such shortfalls are not funded from amounts on deposit in the reserve account. Except as described below, no funds will be available from, and no amounts will be deposited into, the reserve account. The aggregate amounts that may be so drawn and outstanding under the revolving liquidity note is $7,745,352 (0.50% of the outstanding principal balance of the receivables as of the cutoff date). The Trust will be obligated to repay amounts so drawn and interest accrued thereon at [__]% per annum on subsequent payment dates from amounts available for such purposes in accordance with the payment priorities described above under "E. Payment Priorities-- Reserve Account Deposit and/or Revolving Liquidity Note Repayment". The amounts available to be drawn under the revolving liquidity note will be reduced by amounts previously drawn, and increased (up to the initial balance thereof of $7,745,352) by amounts so repaid. On any payment date, the repayment of amounts drawn under the revolving liquidity note and payment of interest on such drawn amounts will be subordinated to the prior payment of interest and principal on the Class A Notes on such payment date and to any deposit into the reserve account of any amount required to be deposited therein on such payment date.

     If Toyota Motor Credit Corporation's short-term unsecured debt rating falls below P-1 by Moody's or A-1+ by S&P, (or in either case, such lower ratings as may be permitted by Moody's and S&P) or if Toyota Motor Credit Corporation fails to fund any amount drawn under the revolving liquidity note, then the indenture will require the indenture trustee to demand payment of the entire undrawn amount of the revolving liquidity note and to deposit such payment into the reserve account. If such event occurs, thereafter the reserve account must be maintained as detailed below.

     Following the occurrence of the downgrade event referred to in the preceding paragraph, or failure of Toyota Motor Credit Corporation to fund the amount drawn under the revolving liquidity note, as described above, the specified reserve account balance at the close of business on any payment date will be an amount equal to $7,745,352 (0.50% of the outstanding principal balance of the receivables as of the cutoff date). Whether or not any such event has occurred, if charge-offs or delinquencies exceed specified levels, the aggregate specified balance to be available under a combination of the revolving liquidity note (reduced by amounts drawn thereunder) and the reserve account will be the greater of (i) 0.50% of the outstanding principal balance of the receivables as of the cutoff date and (ii) 3.50% of the outstanding principal balance of the notes as of such payment date (after giving effect to payments of principal made on such date).

     On or before each payment date, if collections on the receivables, any net swap payments to the trust and advances by the servicer are insufficient to pay the first three items listed under "E. Payment Priorities" above, the indenture trustee will withdraw funds (if available) from the reserve account, and then, to the extent necessary and to the extent there is an undrawn balance thereunder, draw on the revolving liquidity note to pay those amounts.

     If the principal balance of a class of notes is not paid in full on the related final scheduled payment date, the indenture trustee will withdraw amounts (if available) from the reserve account, and then, to the extent necessary and to the extent there is an undrawn balance thereunder, draw on the revolving liquidity note to pay that class in full.

     On each payment date, the trust will (x) to the extent specified above, deposit, to the extent available, the amount, if any, necessary to cause the balance of funds on deposit in the reserve account to equal the specified reserve account balance described above and (y) repay to Toyota Motor Credit Corporation, the principal amounts drawn under the revolving liquidity note (and when all principal has been paid, interest thereon) that have not been repaid, in each case, after all other distributions are made on the Notes.

I.   FINAL SCHEDULED PAYMENT DATES

     The trust is required to pay the outstanding principal amount of each class of notes in full on or before the related final scheduled payment date specified on the first page of this term sheet.

J.   OPTIONAL REDEMPTION; CLEAN-UP CALL

     The servicer may redeem the Class A Notes in whole, but not in part, at a price at least equal to the unpaid principal amount of those notes plus any accrued and unpaid interest thereon and any amounts due to Toyota Motor Credit Corporation under the revolving liquidity note, on any payment date when the outstanding principal balance of the receivables has declined to 10% or less of the principal balance of the receivables as of the cutoff date.

MINIMUM DENOMINATIONS

     The notes will be issued only in denominations of $1,000 or more.

REGISTRATION OF THE SECURITIES

     Interests in the notes will be held through The Depository Trust Company in the United States, or Clearstream or the Euroclear System in Europe or Asia. This is referred to as book-entry registration. You will not receive a definitive note except under limited circumstances.

     We expect the notes to be delivered through The Depository Trust Company, Clearstream and the Euroclear System on or about March 27, 2002.

TAX STATUS

     Subject to important considerations described in the prospectus supplement and prospectus, O'Melveny & Myers LLP, special tax counsel to the trust, will deliver its opinion that the Class A-2, Class A-3A, Class A-3B and Class A-4 Notes will be characterized as debt for federal income tax purposes and that the trust will not be characterized as an association or a publicly traded partnership taxable as a corporation for federal income and California income and franchise tax purposes.

     If you purchase the notes, you will agree to treat the notes as debt instruments.

ERISA CONSIDERATIONS

     Subject to the important considerations described in the prospectus supplement and prospectus, the notes generally are eligible for purchase by employee benefit plans.

     If you are a benefit plan fiduciary considering the purchase of notes, you should consult with your counsel in determining whether all required conditions have been satisfied.

RATINGS

     It is a condition to the issuance of the securities that the Class A-2, Class A-3A, Class A-3B and Class A-4 Notes be rated "AAA" by S&P, and "Aaa" by Moody's.

     A security rating is not a recommendation to buy, sell or hold notes. The ratings of the notes address the likelihood of the payment of principal and interest on the notes in accordance with their terms. A rating agency may subsequently lower or withdraw its rating of any class of notes. If this happens, no person or entity will be obligated to provide any additional credit enhancement for the notes.

     The trust will obtain the ratings mentioned above from S&P and Moody's. However, another rating agency may rate the notes and, if so, may assign ratings lower than the ratings obtained by the trust.

RISK FACTORS

     Investment in the notes is subject to various risks, many of which will be described under the caption "Risk Factors" in the final prospectus supplement and prospectus relating to the notes, each of which should be read carefully in connection with any decision to invest in the notes.

                              THE RECEIVABLES POOL

     The receivables are required to meet certain selection criteria as of the cutoff date. Pursuant to such criteria, each receivable: (i) was, at the time of origination, secured by a new or used automobile or light duty truck; (ii) was originated in the United States; (iii) provides for scheduled monthly payments that fully amortize the amount financed by such receivable over its original term (except for minimally different payments in the first or last month in the life of the receivable); (iv) had an original number of scheduled payments of not less than 12 and not more than 72 and, as of the cutoff date, had a remaining number of scheduled payments of not less than 4 and not more than 72;
(v) provides for the payment of a finance charge at an annual percentage rate ranging from 0.00% to 10.00%; (vi) does not have a payment that is more than 30 days past due as of the cutoff date; (vii) is not a receivable as to which payments ahead of more than 6 scheduled payments have been received from or on behalf of the related obligor; (viii) is being serviced by TMCC; (ix) to the best knowledge of the seller, is not due from any obligor who is presently the subject of a bankruptcy proceeding or is bankrupt or insolvent; (x) does not relate to a vehicle that has been repossessed without reinstatement as of the cutoff date; (xi) does not relate to a vehicle as to which insurance has been force-placed as of the cutoff date; (xii) as of the cutoff date had a remaining principal balance of not less than $250.00 and not more than $60,000.00; and
(xiii) as to which the related obligor is not an employee of TMCC or any of its affiliates. TMCC does not originate retail installment sales contracts in Hawaii, and retail installment sales contracts originated in Maine, Maryland, Tennessee or Texas, or those originated by a subsidiary of TMCC operating in Puerto Rico, will not be included in the trust. No selection procedures believed by the seller to be adverse to noteholders have been used in selecting the receivables.

     As of the cutoff date, the average principal balance of the receivables was approximately $15,971. Based on the addresses of the originating dealers, the receivables have been originated in 45 states. Except in the case of any breach of representations and warranties by the related dealer, the receivables generally do not provide for recourse against the originating dealer. By aggregate principal balance as of the cutoff date, approximately 0.33% of the receivables constitute precomputed receivables and approximately 99.67% of the receivables constitute simple interest receivables. By aggregate principal balance as of the cutoff date and by number of receivables as of the cutoff date, respectively, approximately 80.00% (by aggregate principal balance) and 78.72% (by number of receivables as of the cutoff date) of the receivables relate to new vehicles financed by TMCC. The remaining 20.00% and 21.28%, respectively, represent used vehicles financed by TMCC. Approximately 97.39% of the aggregate principal balance of the receivables as of the cutoff date represent financing of vehicles manufactured or distributed by Toyota Motor Corporation or its affiliates.

     The composition, distribution by annual percentage rate and geographic distribution of the receivables as of the cutoff date are as set forth in the following

                         COMPOSITION OF THE RECEIVABLES


Total Cutoff Date Principal Balance........................... $ 1,549,070,312
Number of Receivables.........................................          96,990
Average Cutoff Date Principal Balance.........................         $15,971
  Range of Cutoff Date Principal Balances.....................    $297-$59,896
Average Original Amount Financed..............................         $19,861
  Range of Original Amount Financed........................... $1,595-$122,693
Weighted Average APR(1).......................................            5.51%
  Range of APRs...............................................     0.00%-10.00%
Weighted Average Original Number of Scheduled Payments(1).....           57.47
  Range of Original Number of Scheduled Payments..............           12-72
Weighted Average Remaining Number of Scheduled Payments(1)....           48.29
  Range of Remaining Number of Scheduled Payments.............            4-72
--------------
 (1)  Weighted by Principal  Balance as of the Cutoff
      Date.

                     DISTRIBUTION OF THE RECEIVABLES BY APR

                                                                                             PERCENTAGE OF
                                                     PERCENTAGE OF                            CUTOFF DATE
                                     NUMBER OF       TOTAL NUMBER         CUTOFF DATE          PRINCIPAL
RANGE OF APRS                       RECEIVABLES     OF RECEIVABLES     PRINCIPAL BALANCE        BALANCE
----------------                  ----------------- ----------------- --------------------- -----------------
0.00% - 0.99%...............          7,808                 8.05%     $  109,969,548.98              7.10%
1.00% - 1.99%...............          1,788                 1.84          25,056,842.16              1.62
2.00% - 2.99%...............          3,309                 3.41          50,028,225.03              3.23
3.00% - 3.99%...............         12,266                12.65         221,394,863.64             14.29
4.00% - 4.99%...............         13,335                13.75         217,641,597.34             14.05
5.00% - 5.99%...............         15,876                16.37         262,434,807.20             16.94
6.00% - 6.99%...............         18,997                19.59         297,883,264.93             19.23
7.00% - 7.99%...............         12,659                13.05         196,116,113.65             12.66
8.00% - 8.99%...............          6,469                 6.67          99,062,557.63              6.39
9.00% - 9.99%...............          3,980                 4.10          61,238,246.74              3.95
10.00% - 10.99%.............            503                 0.52           8,244,244.95              0.53
                                  ----------------- ----------------- --------------------- -----------------
TOTAL(1)                             96,990               100.00%     $1,549,070,312.25            100.00%
                                  ================= ================= ===================== =================

--------------
(1)  Percentages may not add to 100% due to rounding.

                     DISTRIBUTION OF RECEIVABLES BY STATE(1)

                                                        PERCENTAGE
                                                         OF TOTAL                               PERCENTAGE OF
                                        NUMBER OF       NUMBER OF         CUTOFF DATE            CUTOFF DATE
STATE                                  RECEIVABLES     RECEIVABLES     PRINCIPAL BALANCE      PRINCIPAL BALANCE
---------------------------------------------------------------------------------------------------------------------
Alabama..........................         139                0.14%        $   3,606,359.48           0.23%
Alaska...........................         130                0.13             2,257,048.84           0.15
Arizona..........................       1,706                1.76            30,442,543.40           1.97
Arkansas.........................       1,798                1.85            31,442,874.49           2.03
California.......................      28,701               29.59           470,665,850.04          30.38
Colorado.........................       1,918                1.98            33,840,619.89           2.18
Connecticut......................       2,110                2.18            31,841,033.33           2.06
Delaware.........................         345                0.36             5,436,110.22           0.35
Florida..........................         545                0.56            12,898,256.18           0.83
Georgia..........................         303                0.31             8,064,704.31           0.52
Idaho............................         499                0.51             7,369,600.12           0.48
Illinois.........................       5,010                5.17            79,225,392.03           5.11
Indiana..........................       1,346                1.39            21,849,780.26           1.41
Iowa.............................         593                0.61             9,381,122.24           0.61
Kansas...........................         956                0.99            15,222,517.37           0.98
Kentucky.........................       1,253                1.29            19,414,196.77           1.25
Louisiana........................       2,399                2.47            40,002,282.19           2.58
Massachusetts....................       3,532                3.64            50,908,443.85           3.29
Michigan.........................       1,577                1.63            25,257,526.81           1.63
Minnesota........................       1,347                1.39            22,380,603.08           1.44
Mississippi......................         691                0.71            11,898,291.98           0.77
Missouri.........................       2,294                2.37            35,068,530.54           2.26
Montana..........................         196                0.20             2,851,073.77           0.18
Nebraska.........................         420                0.43             6,912,711.59           0.45
Nevada...........................         869                0.90            16,056,401.17           1.04
New Hampshire....................         953                0.98            12,750,997.04           0.82
New Jersey.......................       5,445                5.61            82,869,467.33           5.35
New Mexico.......................         561                0.58             9,115,132.81           0.59
New York.........................       6,865                7.08           100,134,039.93           6.46
North Carolina...................         249                0.26             6,010,664.54           0.39
North Dakota.....................          76                0.08             1,244,294.73           0.08
Ohio.............................       3,184                3.28            47,165,647.98           3.04
Oklahoma.........................       1,016                1.05            18,006,783.09           1.16
Oregon...........................       1,931                1.99            28,129,303.60           1.82
Pennsylvania.....................       5,127                5.29            76,707,625.35           4.95
Rhode Island.....................         360                0.37             4,838,586.52           0.31
South Carolina...................          92                0.09             2,095,011.85           0.14
South Dakota.....................         127                0.13             2,074,824.43           0.13
Utah.............................         505                0.52             8,317,093.45           0.54
Vermont..........................         282                0.29             3,743,600.24           0.24
Virginia.........................       4,764                4.91            77,675,824.55           5.01
Washington.......................       2,983                3.08            46,739,670.82           3.02
West Virginia....................         432                0.45             6,776,291.43           0.44
Wisconsin........................       1,257                1.30            18,755,563.87           1.21
Wyoming..........................         104                0.11             1,626,014.74           0.10
                                      ----------------------------------------------------------------------------
TOTAL(2)                               96,990              100.00%    $   1,549,070,312.25         100.00%
                                      ============================================================================
Number of States Represented.....          45


--------------
(1)  Based solely on the addresses of the originating dealers.

(2)  Percentages may not add to 100% due to rounding.

                   DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

     Set forth below is certain information concerning TMCC's experience with respect to its portfolio of new and used automobile and light duty truck retail installment sales contracts which it has funded and is servicing, including contracts that have been securitized.

     The data presented in the following tables are for illustrative purposes only. There is no assurance that TMCC's delinquency, credit loss and repossession experience with respect to automobile and light duty truck retail installment sales contracts in the future, or the experience of the Trust with respect to the receivables, will be similar to that set forth below. Contracts funded and serviced by TMCC have experienced significantly increased delinquency rates during the preceding 24 months. Repossession and credit loss experience with respect to such contracts have also increased during the same period. Increased delinquency and credit losses are a result of a number of factors, including the effects of TMCC's field restructuring, which has disrupted normal collection activities, increased average losses per vehicle resulting from the softening used car market, and continued economic uncertainty. While the physical migration of resources relating to the restructuring of field operations is substantially complete, TMCC continues to review and refine current processes and deploy additional resources and technology in an effort to improve operating efficiencies and minimize the disruption of operations; however, the restructuring of field operations has adversely affected, and is expected to continue to adversely affect delinquencies and credit losses, at least through the first half of fiscal 2004. Continued economic uncertainty could also continue to adversely affect delinquencies and credit losses in the near term. In addition, increased delinquencies and credit losses can be attributed in part to changes in portfolio quality in connection with the national tiered pricing program. Under the national tiered pricing program, TMCC generally will acquire contracts with higher yields to compensate for the potential increase in credit losses. TMCC has also experienced a general increase in the average original contract term of retail installment sales contracts. Longer term contracts historically experience higher credit losses.

     The percentages in the tables below have not been adjusted to eliminate the effect of the growth of TMCC's portfolio. Accordingly, the delinquency, repossession and net loss percentages would be expected to be higher than those shown for any group of receivables that are isolated for any period or periods of time and the delinquency, repossession and net loss data measured the activity only for that isolated group over the periods indicated, as will be the case for the receivables. If the credit losses on the receivables included in the trust are greater than the historical credit loss experience listed below, the yield to holders of the Class A Notes could be adversely affected. In addition, most of the contracts included in the Series 2003-A pool will have been originated under the tiered pricing program, which was launched nationally in fiscal 2000, and may be expected to perform differently than has TMCC's entire portfolio during the periods described in the following tables.

                    HISTORICAL DELINQUENCY EXPERIENCE(1), (2)

                                     AT DECEMBER 31,       AT MARCH 31,                     AT SEPTEMBER 30,
                                     ---------------  ----------------------     ------------------------------------
                                         2002            2002         2001          2000         1999         1998
                                     ---------------  ----------   ----------    ----------   ----------   ----------
Outstanding Contracts(3)....             1,510,154     1,309,041    1,023,280       948,004      782,832      679,575
Delinquencies as a Percentage of
  Contracts Outstanding(4)
  30 - 59 days..............                  2.23%         1.96%        1.71%         1.82%        1.33%        1.32%
  60 - 89 days..............                  0.54%         0.38%        0.15%         0.19%        0.10%        0.11%
  Over 89 days..............                  0.43%         0.32%        0.11%         0.09%        0.07%        0.11%

--------------
(1)  In fiscal year 2000, TMCC changed its year-end from September 30 to March
     31. However, historical delinquency data from 1998 through 2000 is reported as of each September 30 fiscal year end. Historical delinquency data covering the six month period beginning October 1, 2000 and ending March 31, 2001 will cover only that six-month transitional period. After April 1, 2002, all subsequent disclosure of historical year-end delinquency data will be as of the preceding March 31.
(2) The historical delinquency data reported in this table includes all retail installment sales contracts originated by TMCC, including those originated in Maine, Maryland, Tennessee and Texas and those originated by a subsidiary of TMCC operating in Puerto Rico. Retail installment sales contracts originated in Maine, Maryland, Tennessee and Texas and those originated by a subsidiary of TMCC operating in Puerto Rico will not be included in the Series 2003-A pool.
(3)  Number of contracts outstanding at end of period.
(4) The period of delinquency is based on the number of days payments are contractually past due. A payment is deemed to be past due if less than 90% of such payment is made on the related payment date.

                  NET LOSS AND REPOSSESSION EXPERIENCE(1), (2)
                             (DOLLARS IN THOUSANDS)

                                     FOR THE NINE      FOR THE FISCAL     FOR THE SIX
                                     MONTHS ENDED        YEAR ENDED       MONTHS ENDED     FOR THE FISCAL YEAR ENDED SEPTEMBER 30,
                                     DECEMBER 31,        MARCH 31,         MARCH 31,      -----------------------------------------
                                         2002               2002              2001           2000            1999            1998
                                     -----------         -----------     -----------      -----------     ----------     ----------
Principal Amount
  Outstanding(3)                     $21,027,197         $17,773,351     $12,891,924      $11,984,915     $9,699,078     $8,075,636

Average Principal Amount
Outstanding(4)                       $19,400,274         $15,332,638     $12,438,420      $10,841,997     $8,887,357     $7,435,425

Number of Contracts
Outstanding                            1,510,154           1,309,041       1,023,280          948,004        782,832        679,575

Average Number of
Contracts Outstanding(4)               1,409,598           1,166,161         985,642          865,418        731,204        645,289

Number of Repossessions(5)                20,840              18,887           7,693           11,449          9,930         10,906

Number of Repossessions as
a Percent of the Number of
Contracts Outstanding                       1.84%(8)            1.44%           1.50%(8)         1.21%          1.27%          1.60%

Number of Repossessions as
a Percent of the Average
Number of Contracts Outstanding             1.97%(8)            1.62%           1.56%(8)         1.32%          1.36%          1.69%

Gross Charge-Offs(6)                    $125,847            $110,466         $38,748          $54,621        $49,942        $56,956

Recoveries(7)                            $14,519             $11,722          $4,690           $8,487         $8,060         $7,898

Net Losses                              $111,328             $98,744         $34,058          $46,134        $41,882        $49,058

Net Losses as a Percentage
of Principal Amount
Outstanding                                 0.71%(8)            0.56%           0.53%(8)         0.38%          0.43%          0.61%

Net Losses as a Percentage of
Average Principal Amount
Outstanding                                 0.77%(8)            0.64%           0.55%(8)         0.43%          0.47%          0.66%


--------------
(1)  In fiscal year 2000, TMCC changed its year-end from September 30 to March
     31. However, historical net loss and repossession data from 1998 through 2000 is reported as of each September 30 fiscal year end. Historical net loss and repossession data covering the six month period beginning October 1, 2000 and ending March 31, 2001 will cover only that six-month transitional period. After April 1, 2002, all subsequent disclosure of historical year-end net loss and repossession data will be as of the preceding March 31.
(2) The historical net loss and repossession data reported in this table includes all retail installment sales contracts originated by TMCC, including those originated in Maine, Maryland, Tennessee and Texas and those originated by a subsidiary of TMCC operating in Puerto Rico. Retail installment sales contracts originated in Maine, Maryland, Tennessee and Texas and those originated by a subsidiary of TMCC operating in Puerto Rico will not be included in the Series 2003-A pool.
(3) Principal Amount Outstanding includes payoff amount for simple interest contracts and net principal amount for precomputed contracts and unamortized dealer reserve for all contracts.
(4) Average of the principal amount or number of contracts outstanding as of the beginning and end of the indicated periods.
(5)  Includes bankrupt repossessions but excludes bankruptcies.
(6) Amount charged off is the net remaining principal balance, including earned but not yet received finance charges, repossession expenses and unpaid extension fees, less any proceeds from the liquidation of the related vehicle. Also includes dealer reserve charge-offs.
(7) Includes all recoveries from post-disposition monies received on previously charged-off contracts including any proceeds from the liquidation of the related vehicle after the related charge-off. Also includes recoveries for dealer reserve charge-offs and dealer reserve chargebacks.
(8) Annualized on the basis of the fiscal year ends determined as described in note (1) above.


                       WEIGHTED AVERAGE LIVES OF THE NOTES

     Prepayments on automotive receivables can be measured relative to a prepayment standard or model. The model used in this term sheet, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables in such a pool are the same size and amortize at the same rate and that each such receivable will, in each month of its life, either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the receivables.

     As the rate of payment of principal of each class of notes will depend on the rate of payment (including prepayments) of the principal balance of the receivables, final payment of any class of notes could occur significantly earlier than the respective final scheduled payment date for such class. Reinvestment risk associated with early payment of the notes of any class will be borne exclusively by the holders of such notes.

     The table captioned "Percent of Initial Note Principal Amount at Various ABS Percentages" (the "ABS Table") has been prepared on the basis of the characteristics of the receivables described above. The ABS Table assumes that
(i) the receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases, (ii) each scheduled monthly payment on each receivable is scheduled to be made and is made on the last day of each month commencing March 30, 2003 and each month has 30 days, (iii) the notes are issued on March 27, 2003 and payments are made on the notes on each payment date (and each such date is assumed to be the fifteenth day of each applicable month), (iv) the balance in the reserve account on each payment date is the required amount described in the summary under "H. Revolving Liquidity Note and Reserve Account", if applicable, (v) except as otherwise indicated, the servicer exercises its option to purchase the receivables on the earliest payment date on which such option may be exercised, (vi) there is no swap termination or other event resulting in the acceleration of the Class A Notes, and (vii) the net of swap payments from the Trust to the Swap Counterparty and swap payments from the Swap Counterparty to the Trust is zero. The hypothetical pools each have an assumed cutoff date of March 1, 2003. The ABS Table indicates the projected weighted average life of each class of notes and sets forth the percent of the initial principal amount of each class of notes that is projected to be outstanding after each of the payment dates shown at various constant ABS percentages.

      The ABS Table also assumes that the receivables have been aggregated into hypothetical pools with all of the receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the pools (which is based on its aggregate principal balance, APR, original term to maturity and remaining term to maturity as of the assumed cutoff date) will be such that each pool will be fully amortized by the end of its remaining term to maturity.

                                                                                         REMAINING        ORIGINAL
                                                        AGGREGATE                         TERM TO          TERM TO
                                     NUMBER OF           PRINCIPAL                        MATURITY        MATURITY
POOL                                 RECEIVABLES         BALANCE           APR (%)      (IN MONTHS)      (IN MONTHS)
----                                 -----------         -------           -------      -----------      -----------
1...................                  3,505        $   10,110,346.77        5.968             8                48
2...................                  3,068            19,223,597.24        4.890            15                43
3...................                  6,798            71,156,030.02        1.796            21                38
4...................                  4,726            53,244,103.66        4.552            27                42
5...................                  8,285           118,621,522.72        2.968            33                41
6...................                  7,648           106,396,590.99        5.921            39                55
7...................                 12,626           198,374,079.30        5.867            45                57
8...................                 18,352           326,210,429.65        6.002            51                60
9...................                 23,770           462,847,372.70        5.620            56                61
10..................                  4,633           101,358,376.23        6.725            62                69
11..................                  3,474            78,983,589.39        7.582            68                72
12..................                    105             2,544,273.58        7.527            72                72
                                     ------        -----------------
                                     96,990        $1,549,070,312.25
                                     ======        =================

      The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the receivables will prepay at a constant level of ABS until maturity or that all of the receivables will prepay at the same level of ABS. Moreover, the diverse terms of receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average lives of each class of notes.

       Percent of Initial Note Principal Amount at Various ABS Percentages



                                        CLASS A-2 NOTES                                           CLASS A-3A NOTES
                                        ---------------                                           ----------------
   PAYMENT DATE           0.50%        1.00%         1.50%          1.80%         0.50%          1.00%         1.50%         1.80%
   ------------           -----        -----         -----          -----         -----          -----         -----         -----
     3/27/03             100.00       100.00        100.00         100.00        100.00         100.00        100.00        100.00
     4/15/03             100.00       100.00        100.00         100.00        100.00         100.00        100.00        100.00
     5/15/03             100.00       100.00        100.00         100.00        100.00         100.00        100.00        100.00
     6/15/03             100.00       100.00        100.00         100.00        100.00         100.00        100.00        100.00
     7/15/03             100.00       100.00        100.00         100.00        100.00         100.00        100.00        100.00
     8/15/03             100.00       100.00        100.00         100.00        100.00         100.00        100.00        100.00
     9/15/03             100.00       100.00        100.00         100.00        100.00         100.00        100.00        100.00
    10/15/03             100.00       100.00        100.00         100.00        100.00         100.00        100.00        100.00
    11/15/03             100.00       100.00         96.98          86.00        100.00         100.00        100.00        100.00
    12/15/03             100.00       100.00         84.30          72.31        100.00         100.00        100.00        100.00
     1/15/04             100.00        91.64         71.90          58.96        100.00         100.00        100.00        100.00
     2/15/04              99.93        80.86         59.77          45.96        100.00         100.00        100.00        100.00
     3/15/04              90.44        70.24         47.92          33.33        100.00         100.00        100.00        100.00
     4/15/04              81.00        59.77         36.35          21.04        100.00         100.00        100.00        100.00
     5/15/04              71.62        49.47         25.05           9.12        100.00         100.00        100.00        100.00
     6/15/04              62.30        39.32         14.03           0.00        100.00         100.00        100.00         98.13
     7/15/04              53.34        29.60          3.50           0.00        100.00         100.00        100.00         89.65
     8/15/04              44.43        20.04          0.00           0.00        100.00         100.00         94.81         81.44
     9/15/04              35.58        10.63          0.00           0.00        100.00         100.00         87.14         73.49
    10/15/04              26.79         1.38          0.00           0.00        100.00         100.00         79.69         65.80
    11/15/04              18.05         0.00          0.00           0.00        100.00          94.09         72.44         58.38
    12/15/04               9.37         0.00          0.00           0.00        100.00          87.24         65.40         51.24
     1/15/05               1.52         0.00          0.00           0.00        100.00          81.00         58.95         44.65
     2/15/05               0.00         0.00          0.00           0.00         95.18          74.88         52.68         38.30
     3/15/05               0.00         0.00          0.00           0.00         89.23          68.87         46.60         32.20
     4/15/05               0.00         0.00          0.00           0.00         83.33          62.96         40.72         26.33
     5/15/05               0.00         0.00          0.00           0.00         77.46          57.17         35.02         20.71
     6/15/05               0.00         0.00          0.00           0.00         71.63          51.49         29.52         15.33
     7/15/05               0.00         0.00          0.00           0.00         66.18          46.19         24.39         10.32
     8/15/05               0.00         0.00          0.00           0.00         60.78          41.00         19.45          5.55
     9/15/05               0.00         0.00          0.00           0.00         55.40          35.91         14.68          1.00
    10/15/05               0.00         0.00          0.00           0.00         50.07          30.93         10.10          0.00
    11/15/05               0.00         0.00          0.00           0.00         44.77          26.05          5.71          0.00
    12/15/05               0.00         0.00          0.00           0.00         39.51          21.28          1.49          0.00
     1/15/06               0.00         0.00          0.00           0.00         34.89          17.09          0.00          0.00
     2/15/06               0.00         0.00          0.00           0.00         30.31          12.99          0.00          0.00
     3/15/06               0.00         0.00          0.00           0.00         25.75           8.98          0.00          0.00
     4/15/06               0.00         0.00          0.00           0.00         21.23           5.07          0.00          0.00
     5/15/06               0.00         0.00          0.00           0.00         16.74           1.25          0.00          0.00
     6/15/06               0.00         0.00          0.00           0.00         12.29           0.00          0.00          0.00
     7/15/06               0.00         0.00          0.00           0.00          8.32           0.00          0.00          0.00
     8/15/06               0.00         0.00          0.00           0.00          4.39           0.00          0.00          0.00
     9/15/06               0.00         0.00          0.00           0.00          0.49           0.00          0.00          0.00
    10/15/06               0.00         0.00          0.00           0.00          0.00           0.00          0.00          0.00
    11/15/06               0.00         0.00          0.00           0.00          0.00           0.00          0.00          0.00
    12/15/06               0.00         0.00          0.00           0.00          0.00           0.00          0.00          0.00
     1/15/07               0.00         0.00          0.00           0.00          0.00           0.00          0.00          0.00
Weighted Average
  Life (Years) (1)         1.38         1.18          1.00           0.91          2.62           2.32          2.00          1.81
Weighted Average
  Life (Years)(1)(2)       1.38         1.18          1.00           0.91          2.62           2.32          2.00          1.81


                                        CLASS A-3B NOTES                                           CLASS A-4 NOTES
                                        ----------------                                           ---------------
   PAYMENT DATE           0.50%        1.00%         1.50%          1.80%         0.50%          1.00%         1.50%         1.80%
   ------------           -----        -----         -----          -----         -----          -----         -----         -----
     3/27/03             100.00       100.00        100.00         100.00        100.00         100.00        100.00        100.00
     4/15/03             100.00       100.00        100.00         100.00        100.00         100.00        100.00        100.00
     5/15/03             100.00       100.00        100.00         100.00        100.00         100.00        100.00        100.00
     6/15/03             100.00       100.00        100.00         100.00        100.00         100.00        100.00        100.00
     7/15/03             100.00       100.00        100.00         100.00        100.00         100.00        100.00        100.00
     8/15/03             100.00       100.00        100.00         100.00        100.00         100.00        100.00        100.00
     9/15/03             100.00       100.00        100.00         100.00        100.00         100.00        100.00        100.00
    10/15/03             100.00       100.00        100.00         100.00        100.00         100.00        100.00        100.00
    11/15/03             100.00       100.00        100.00         100.00        100.00         100.00        100.00        100.00
    12/15/03             100.00       100.00        100.00         100.00        100.00         100.00        100.00        100.00
     1/15/04             100.00       100.00        100.00         100.00        100.00         100.00        100.00        100.00
     2/15/04             100.00       100.00        100.00         100.00        100.00         100.00        100.00        100.00
     3/15/04             100.00       100.00        100.00         100.00        100.00         100.00        100.00        100.00
     4/15/04             100.00       100.00        100.00         100.00        100.00         100.00        100.00        100.00
     5/15/04             100.00       100.00        100.00         100.00        100.00         100.00        100.00        100.00
     6/15/04             100.00       100.00        100.00          98.13        100.00         100.00        100.00        100.00
     7/15/04             100.00       100.00        100.00          89.65        100.00         100.00        100.00        100.00
     8/15/04             100.00       100.00         94.81          81.44        100.00         100.00        100.00        100.00
     9/15/04             100.00       100.00         87.14          73.49        100.00         100.00        100.00        100.00
    10/15/04             100.00       100.00         79.69          65.80        100.00         100.00        100.00        100.00
    11/15/04             100.00        94.09         72.44          58.38        100.00         100.00        100.00        100.00
    12/15/04             100.00        87.24         65.40          51.24        100.00         100.00        100.00        100.00
     1/15/05             100.00        81.00         58.95          44.65        100.00         100.00        100.00        100.00
     2/15/05              95.18        74.88         52.68          38.30        100.00         100.00        100.00        100.00
     3/15/05              89.23        68.87         46.60          32.20        100.00         100.00        100.00        100.00
     4/15/05              83.33        62.96         40.72          26.33        100.00         100.00        100.00        100.00
     5/15/05              77.46        57.17         35.02          20.71        100.00         100.00        100.00        100.00
     6/15/05              71.63        51.49         29.52          15.33        100.00         100.00        100.00        100.00
     7/15/05              66.18        46.19         24.39          10.32        100.00         100.00        100.00        100.00
     8/15/05              60.78        41.00         19.45           5.55        100.00         100.00        100.00        100.00
     9/15/05              55.40        35.91         14.68           1.00        100.00         100.00        100.00        100.00
    10/15/05              50.07        30.93         10.10           0.00        100.00         100.00        100.00         92.13
    11/15/05              44.77        26.05          5.71           0.00        100.00         100.00        100.00         82.44
    12/15/05              39.51        21.28          1.49           0.00        100.00         100.00        100.00         73.32
     1/15/06              34.89        17.09          0.00           0.00        100.00         100.00         94.72          0.00
     2/15/06              30.31        12.99          0.00           0.00        100.00         100.00         86.28          0.00
     3/15/06              25.75         8.98          0.00           0.00        100.00         100.00         78.23          0.00
     4/15/06              21.23         5.07          0.00           0.00        100.00         100.00          0.00          0.00
     5/15/06              16.74         1.25          0.00           0.00        100.00         100.00          0.00          0.00
     6/15/06              12.29         0.00          0.00           0.00        100.00          94.15          0.00          0.00
     7/15/06               8.32         0.00          0.00           0.00        100.00          86.29          0.00          0.00
     8/15/06               4.39         0.00          0.00           0.00        100.00          78.64          0.00          0.00
     9/15/06               0.49         0.00          0.00           0.00        100.00           0.00          0.00          0.00
    10/15/06               0.00         0.00          0.00           0.00         91.97           0.00          0.00          0.00
    11/15/06               0.00         0.00          0.00           0.00         82.86           0.00          0.00          0.00
    12/15/06               0.00         0.00          0.00           0.00         73.81           0.00          0.00          0.00
     1/15/07               0.00         0.00          0.00           0.00          0.00           0.00          0.00          0.00
Weighted Average
  Life (Years) (1)         2.62         2.32          2.00           1.81          3.76           3.43          3.02          2.76
Weighted Average
  Life (Years)(1)(2)       2.62         2.32          2.00           1.81          4.11           3.86          3.44          3.10

--------------
(1) The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the note to the related payment date, (y) adding the results and (z) dividing the sum by the original principal amount of the note.
(2) This calculation assumes that the servicer does not exercise its option to purchase the receivables.

     The foregoing table has been prepared on the basis of the assumptions described above under "Weighted Average Lives of the Notes" (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance of the receivables), and should be read in conjunction therewith.



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